Exhibit 10.8

RACKABLE SYSTEMS, INC.

2002 STOCK OPTION PLAN

(As Amended and Restated)

Automatically Amended on January 13, 2003

Approved by Stockholders on April 16, 2003

Amended as Approved by Board and Stockholders on August 18, 2004

Amended as Approved by Board and Stockholders on November 4, 2004

Amended as Approved by Board on December 15, 2004

Approved by Stockholders on March 28, 2005

Amended as Approved by Board on March 16, 2005

Approved by Stockholders on March 18, 2005

ARTICLE I

Purpose of Plan

The Rackable Systems, Inc. 2002 Stock Option Plan (the “2002 Plan”) of Rackable Systems, Inc., a Delaware corporation (the “Company”), adopted by the Board of Directors and stockholders of the Company on December 23, 2002, for employees, directors, and consultants of the Company, is intended to advance the best interests of the Company by providing those persons who have a substantial responsibility for its management and growth with additional incentives by allowing them to acquire an ownership interest in the Company and thereby encouraging them to contribute to the success of the Company and to remain in its service. The availability and offering of stock options under the 2002 Plan also increases the Company’s ability to attract and retain individuals of exceptional talent upon whom, in large measure, the sustained progress, growth and profitability of the Company depends.

All Options granted under the 2002 Plan are intended to qualify for an exemption (the “Exemptions”) from the registration requirements (i) under the Securities Act of 1933, as amended (the “Act”), pursuant to Rule 701 of the Act and (ii) under applicable state securities laws. In the event that any provision of the 2002 Plan would cause any options granted under the 2002 Plan to not qualify for any Exemptions, the 2002 Plan shall be deemed automatically amended to the extent necessary to cause all options granted under the 2002 Plan to qualify for such Exemptions.

ARTICLE II

Definitions

For purposes of the 2002 Plan, except where the context clearly indicates otherwise, the following terms shall have the meanings set forth below:

“Board” shall mean the Board of Directors of the Company.

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“Cause” shall mean (i) the commission of a felony or other crime involving moral turpitude, (ii) the commission of any other act or omission involving fraud with respect to the Company or any of its affiliates or any of their directors, stockholders, partners or members, (iii) any act or omission involving dishonesty having a material adverse effect on the Company or any of its affiliates or any of their directors, stockholders, partners or members, (iv) gross negligence or willful misconduct with respect to the Company or any of its Subsidiaries, (v) purposeful failure to perform the Participant’s responsibilities and duties to the Company or any of its affiliates, (vi) non-satisfactory performance of the Participant’s duties and obligations to the Company in the good faith determination of the Board (provided that it shall only be deemed “Cause” pursuant to this clause (vi) if the Participant is given notice of such non-satisfactory performance and fails to cure within 30 days) or (vii) any other breach of this Agreement or any other agreement between the Participant and the Company or any of its affiliates.

“Code” shall mean the Internal Revenue Code of 1986, as amended, and any successor statute.

“Committee” shall mean the committee of the Board which may be designated by the Board to administer the 2002 Plan. The Committee shall be composed of two or more directors as appointed from time to time to serve by the Board.

“Common Stock” shall mean the Company’s Common Stock $.001 par value or if the outstanding Common Stock is hereafter changed into or exchanged for different stock or securities of the Company, such other stock or securities.

“Company” shall mean Rackable Systems, Inc., a Delaware corporation, and (except to the extent the context requires otherwise) any subsidiary corporation of Rackable Systems, Inc. as such term is defined in Section 425(f) of the Code.

“Disability” shall mean the incapacity of any Participant due to injury, illness, disease or bodily or mental infirmity, to perform substantially all of Participant’s usual duties of employment with the Company, such Disability to be determined by the Company in good faith.

“Fair Market Value” of the Common Stock shall be determined by the Committee or, in the absence of the Committee, by the Board.

“Options” shall have the meaning set forth in Article IV.

“Parthenon” shall mean Rackable Investment LLC, a Delaware limited liability company, and/or any of its Subsidiaries, affiliates, or successors and assigns.

“Participant” shall mean any employee, member of the Board, or consultant of the Company who has been selected to participate in the 2002 Plan by the Committee or the Board.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

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“Sale of the Company” shall mean (i) a sale of all or substantially all of the consolidated assets of the Company to any Person or (ii) the transfer or other disposition to any Person (other than Parthenon or any affiliate thereof) of outstanding equity securities (whether by sale, issuance, merger, consolidation, reorganization, combination or otherwise) of the Company such that after giving effect to such transfer, such Person would own or control the right to elect at least a majority of the members of the Board.

ARTICLE III

ADMINISTRATION

The 2002 Plan shall be administered by the Committee; provided that if for any reason the Committee shall not have been appointed by the Board, all authority and duties of the Committee under the 2002 Plan shall be vested in and exercised by the Board. Subject to the limitations of the 2002 Plan, the Committee shall have the sole and complete authority to: (i) select Participants, (ii) grant Options (as defined in Article IV below) to Participants in such forms and amounts as it shall determine (including, without limitation, with respect to designating Options as Incentive Stock Options (as defined in Article V below) or non-qualified stock options), (iii) impose such limitations, restrictions and conditions upon such Options as it shall deem appropriate, (iv) interpret the 2002 Plan and adopt, amend and rescind administrative guidelines and other rules and regulations relating to the 2002 Plan, (v) correct any defect or omission or reconcile any inconsistency in the 2002 Plan or in any Option granted hereunder, and (vi) make all other determinations and take all other actions necessary or advisable for the implementation and administration of the 2002 Plan, subject to such limitations as may be imposed by the Code on the grant of Incentive Stock Options or other applicable law. Except as otherwise expressly set forth in any Option Agreement, all actions, decisions and determinations under the 2002 Plan and any of the Option Agreements shall be made by the Committee in its sole and absolute discretion and shall be conclusive and binding upon the Participants, the Company and all other Persons. All expenses associated with the administration of the 2002 Plan shall be borne by the Company. The Committee may, as approved by the Board and to the extent permissible by law, delegate any of its authority hereunder to such persons as it deems appropriate.

ARTICLE IV

Limitation on Aggregate Shares

The number of shares of Common Stock with respect to which options may be granted under the 2002 Plan (the “Options”) and which may be issued upon the exercise thereof shall not exceed, in the aggregate, 2,646,665 (post 2-for-3 reverse stock split) shares; provided that the type and the aggregate number of shares which may be subject to Options shall be subject to adjustment in accordance with the provisions of Section 6.8, below, and provided further that to the extent any Options expire unexercised or are canceled, terminated or forfeited in any manner without the issuance of Common Stock thereunder, or if any Options are exercised and the shares of Common Stock issued thereunder are repurchased by the Company, such shares shall again be available under the 2002 Plan. The 2,646,665 (post 2-for-3 reverse stock split) shares of Common Stock available under the 2002 Plan may be

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either authorized and unissued shares, treasury shares or a combination thereof, as the Committee shall determine.

Furthermore, the total number of securities issuable upon exercise of all outstanding options, not including rights described in Section 260.140.40 of Title 10 of the California Code of Regulations and warrants described in Sections 260.140.43 and 260.140.44 of Title 10 of the California Code of Regulations, and any purchase plan or agreement as described in Section 260.140.42 of Title 10 of the California Code of Regulations (provided that the purchase plan or agreement provides that all securities will have a purchase price of 100% of the fair value of the security either at the time the person is granted the right to purchase securities under the plan or agreement or at the time the purchase is consummated), and the total number of securities called for under any bonus or similar plan or agreement shall not exceed a number of securities which is equal to 30% of the then outstanding securities of the Company (convertible preferred or convertible senior common shares of stock will be counted on an as if converted basis), exclusive of securities subject to promotional waivers under Section 260.141 of Title 10 of the California Code of Regulations, unless a percentage higher than 30% is approved by at least two-thirds of the outstanding securities entitled to vote.

The 30% limitation set forth above, or such other percentage limitation as may be approved pursuant to Section 260.140.45 of Title 10 of the California Code of Regulations, shall be deemed satisfied if the 2002 Plan provides that at no time shall the total number of securities issuable upon exercise of all outstanding options and the total number of shares provided for under any stock bonus or similar plan or agreement of the Company exceed the applicable percentage as calculated in accordance with the conditions and exclusions of this Rule, based on the securities of the Company which are outstanding at the time the calculation is made.

ARTICLE V

AWARDS

5.1 Options. The Committee may grant Options to Participants in accordance with this Article V. In no event shall the aggregate Fair Market Value of all Common Stock (determined at the time the Option is awarded) with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year (under all plans of the Company and its subsidiaries) exceed $100,000.

5.2 Form of Option. Options granted under this 2002 Plan may be nonqualified stock options or “Incentive Stock Options” within the meaning of Section 422 of the Code or any successor provision. Unless otherwise indicated, references herein to “Options” shall include Incentive Stock Options and non-qualified stock options.

5.3 Exercise Price.

(a) Exercise Price of an Incentive Stock Option. The option exercise price per share of Common Stock shall be fixed by the Committee from time to time. If the Option is intended to be an Incentive Stock Option, the option exercise price per share of Common Stock shall be fixed by the Board at not less than 100% of the Fair Market Value of a share of Common

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Stock on the date of grant of such Option (or 110% of such Fair Market Value if the holder of such Incentive Stock Option owns Common Stock possessing more than ten percent (10%) of the combined voting power of all classes of stock of the Company or any subsidiary determined with regard to the attribution rules of Section 424(d) of the Code).

(b) Exercise Price of a Nonstatutory Stock Option. The option exercise price per share of Common Stock shall be fixed by the Committee from time to time. The exercise price of each Nonstatutory Stock Option shall be not less than eighty-five percent (85%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted (or 110% of such Fair Market Value if the holder of such Nonstatutory Stock Option owns Common Stock possessing more than ten percent (10%) of the combined voting power of all classes of stock of the Company or any subsidiary determined with regard to the attribution rules of Section 424(d) of the Code). Notwithstanding the foregoing, a Nonstatutory Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

5.4 Exercisability. Options shall be exercisable at such time or times as the Committee shall determine at or subsequent to grant, provided, however, that no Option shall be exercisable after the expiration of 120 months from the date the Option is granted.

(a) Options granted to an Employee who is not an officer, director or consultant shall provide for vesting of the total number of shares of Common Stock at a rate of at least twenty percent (20%) per year over five (5) years from the date the Option was granted, subject to reasonable conditions such as continued employment; and

(b) Options granted to officers, directors or consultants may be made fully exercisable, subject to reasonable conditions such as continued employment, at any time or during any period established by the Company.

5.5 Payment of Exercise Price. Options shall be exercised in whole or in part by written notice to the Company (to the attention of the Company’s Secretary) accompanied by payment in full of the option exercise price. Payment of the option exercise price shall be made in cash (including check, bank draft or money order) or, in the discretion of the Committee, by delivery of a promissory note (if in accordance with policies approved by the Board).

5.6 Terms of Options. The Committee shall determine the term of each Option, which term shall in no event exceed ten (10) years from the date of grant. If a holder of an Incentive Stock Option owns Common Stock possessing more than ten percent (10%) of the combined voting power of all classes of stock of the Company or any subsidiary, determined with regard to the attribution rules of Section 424(d) of the Code, the term of such Incentive Stock Option shall not exceed five (5) years from the date of grant.

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ARTICLE VI

GENERAL PROVISIONS

6.1 Conditions and Limitations on Exercise. Options may be made exercisable in one or more installments, upon the happening of certain events, upon the passage of a specified period of time, upon the fulfillment of certain conditions or upon the achievement by the Company of certain performance goals, as the Committee shall decide in each case when the Options are granted.

6.2 Sale of the Company. In the event of a Sale of the Company, the Committee may provide, in its sole discretion, that the Options shall become immediately exercisable by any Participants who are employed by the Company at the time of the Sale of the Company and that such Options shall terminate if not exercised as of the date of the Sale of the Company or other prescribed period of time.

6.3 Written Agreement. Each Option granted hereunder to a Participant shall be embodied in a written agreement (an “Option Agreement”) which shall be signed by the Participant and by the President of the Company or any other officer authorized by the Board for and in the name and on behalf of the Company, and not individually, and shall be subject to the terms and conditions of the 2002 Plan prescribed in the Agreement (including, but not limited to, (i) the right of the Company and such other Persons as the Committee shall designate (“Designees”) to repurchase from each Participant, and such Participant’s transferees, all shares of Common Stock issued or issuable to such Participant on the exercise of an Option in the event of such Participant’s termination of employment, provided that (A) the repurchase price is not less than the fair market value of the securities to be repurchased on the date of termination of employment, and the right to repurchase must be exercised for cash or cancellation of purchase money indebtedness for the securities within 90 days of termination of employment (or in the case of securities issued upon exercise of Options after the date of termination, within 90 days after the date of the exercise), and the right terminates when the Company’s securities become publicly traded; or (B) the repurchase price is at the original purchase price, provided that the right to repurchase at the original purchase price lapses at the rate of at least 20% of the securities per year over five (5) years from the date that the Option is granted (without respect to the date that the Option was exercised or became exercisable) and the right to repurchase must be exercised for cash or cancellation of purchase money indebtedness for the securities within 90 days of termination of employment (or in the case of securities issued upon exercise of Options after the date of termination, within 90 days after the date of the exercise); (ii) rights of first refusal granted to the Company and Designees, (iii) holdback and other registration right restrictions in the event of a public registration of any equity securities of the Company and (iv) any other terms and conditions which the Committee shall deem necessary and desirable).

6.4 Listing, Registration and Compliance with Laws and Regulations. Options shall be subject to the requirement that if at any time the Committee shall determine, in its discretion, that the listing, registration or qualification of the shares subject to the Options upon any securities exchange or under any state or federal securities or other law or regulation, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition to or in connection with the granting of the Options or the issuance or purchase of shares thereunder, no Options may be granted or exercised, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee. The holders of such Options shall supply the Company with such certificates, representations and information as the Company shall request

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and shall otherwise cooperate with the Company in obtaining such listing, registration, qualification, consent or approval. In the case of officers and other Persons subject to Section 16(b) of the Securities Exchange Act of 1934, as amended, the Committee may, at any time, impose any limitations upon the exercise of an Option that, in the Committee’s discretion, are necessary or desirable in order to comply with such Section 16(b) and the rules and regulations thereunder. If the Company, as part of an offering of securities or otherwise, finds it desirable because of federal or state regulatory requirements to reduce the period during which any Options may be exercised, the Committee, may, in its discretion and without the Participant’s consent, so reduce such period on not less than fifteen (15) days written notice to the holders thereof.

6.5 Nontransferability. Options may not be transferred other than by will or the laws of descent and distribution and, during the lifetime of the Participant, may be exercised only by such Participant (or his legal guardian or legal representative). In the event of the death of a Participant, exercise of Options granted hereunder shall be made only:

(i) by the executor or administrator of the estate of the deceased Participant or the Person or Persons to whom the deceased Participant’s rights under the Option shall pass by will or the laws of descent and distribution; and

(ii) to the extent that the deceased Participant was entitled thereto at the date of his death, unless otherwise provided by the Committee in such Participant’s Option Agreement.

6.6 Expiration of Options.

(a) Normal Expiration. In no event shall any part of any Option be exercisable after the date of expiration thereof (the “Expiration Date”), as determined by the Committee pursuant to Section 5.6 above.

(b) Early Expiration Upon Termination of Employment. Except as otherwise provided by the Committee in the Option Agreement, any portion of a Participant’s Option that was not vested and exercisable on the date of the termination of such Participant’s employment shall expire and be forfeited as of such date, and any portion of a Participant’s Option that was vested and exercisable on the date of the termination of such Participant’s employment shall expire and be forfeited as of such date, except that: (i) if Employee is discharged for Cause, such Employee’s Option shall expire on the date of his discharge, (ii) if Employee is discharged or terminated other than for Cause, death or Disability, such Employee’s Option shall expire at least 30 days (or such longer period specified in the Option Agreement) after the date of his discharge or termination, but in no event after the Expiration Date, and (iii) if Employee’s employment is terminated due to death or Disability, such Employee’s Option shall expire six (6) months after the date of death or Disability, but in no event after the Expiration Date.

6.7 Withholding of Taxes. The Company shall be entitled, if necessary or desirable, to withhold from any Participant from any amounts due and payable by the Company to such Participant (or secure payment from such Participant in lieu of withholding) the amount of any

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withholding or other tax due from the Company with respect to any shares issuable under the Options, and the Company may defer such issuance unless indemnified to its satisfaction. Upon the disposition (within the meaning of Section 424(c) of the Code) of shares of Common Stock acquired pursuant to the exercise of an Incentive Stock Option prior to the expiration of the holding period requirements of Section 422(a)(1) of the Code, the Participant shall be required to give notice to the Company of such disposition and the Company shall have the right to require the payment of the amount of any taxes that are required by law to withheld with respect to such disposition.

6.8 Adjustments. If any change is made in, or other event occurs with respect to, the Common Stock subject to the 2002 Plan or subject to any Option without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating distribution, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company (each a “Capitalization Adjustment”), the 2002 Plan will be appropriately adjusted in the class(es) and maximum number of securities issuable under the 2002 Plan and the outstanding Options will be appropriately adjusted in the class(es) and number of securities and price per share of Common Stock subject to such outstanding Options. The Board shall make such adjustments, and its determination shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a transaction “without receipt of consideration” by the Company.)

6.9 Rights of Participants. Nothing in this 2002 Plan or in any Option Agreement shall interfere with or limit in any way the right of the Company to terminate any Participant’s employment or service at any time (with or without Cause), nor confer upon any Participant any right to continue in the employ or service of the Company for any period of time or to continue his present (or any other) rate of compensation, and except as otherwise provided under this 2002 Plan or by the Committee in the Option Agreement, in the event of any Participant’s termination of employment or service (including, but not limited to, the termination by the Company without Cause) any portion of such Participant’s Option that was not previously vested and exercisable shall expire and be forfeited as of the date of such termination. No individual shall have a right to be selected as a Participant or, having been so selected, to be selected again as a Participant.

To the extent required by Section 260.140.46 of Title 10 of the California Code of Regulations, the Company shall deliver financial statements to Participants at least annually. This requirement shall not apply to key employees whose duties in connection with the Company assure them access to equivalent information.

6.10 Amendment, Suspension and Termination of 2002 Plan. The Board or the Committee may suspend or terminate the 2002 Plan or any portion thereof at any time and may amend it from time to time in such respects as the Board or the Committee may deem advisable; provided that no such amendment shall be made without stockholder approval to the extent such approval is required by law, agreement or the rules of any exchange upon which the Common Stock is listed, and no such amendment, suspension or termination shall impair the rights of Participants under outstanding Options without the consent of the Participants affected thereby. No Options shall be granted hereunder after the tenth (10th) anniversary of the adoption of the

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2002 Plan. The 2002 Plan shall become effective as determined by the Board, but no Option shall be exercised unless and until the 2002 Plan has been approved by a majority of the outstanding securities of the Company entitled to vote, which approval shall be within twelve (12) months before or after the date the 2002 Plan is adopted by the Board.

6.11 Amendment Modification and Cancellation of Outstanding Options. The Committee may amend or modify any Option in any manner to the extent that the Committee would have had the authority under the 2002 Plan initially to grant such Option; provided that no such amendment or modification shall impair the rights of any Participant under any Option without the consent of such Participant. With the Participant’s consent, the Committee may cancel any Option and issue a new Option to such Participant.

6.12 Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or the Committee, the members of the Committee shall be indemnified by the Company against all costs and expenses reasonably incurred by them in connection with any action suit or proceeding to which they or any of them may be party by reason of any action taken or failure to act under or in connection with the 2002 Plan or any Option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding; provided that any such Committee member shall be entitled to the indemnification rights set forth in this Section 6.12 only if such member has acted in good faith and in a manner that such member reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such conduct was unlawful, and further provided that upon the institution of any such action, suit or proceeding a Committee member shall give the Company written notice thereof and an opportunity, at its own expense, to handle and defend the same before such Committee member undertakes to handle and defend it on his own behalf.

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RACKABLE SYSTEMS, INC.

2002 STOCK OPTION PLAN

STOCK OPTION AGREEMENT

(INCENTIVE STOCK OPTION OR NONSTATUTORY STOCK OPTION)

Pursuant to your Stock Option Grant Notice (“Grant Notice”) and this Stock Option Agreement, Rackable Systems, Inc. (the “Company”) has granted you an option under its 2002 Stock Option Plan (the “Plan”) to purchase the number of shares of the Company’s Common Stock indicated in your Grant Notice at the exercise price indicated in your Grant Notice. Defined terms not explicitly defined in this Stock Option Agreement but defined in the Plan shall have the same definitions as in the Plan.

The details of your option are as follows:

1. VESTING. Subject to the limitations contained herein, your option will vest as provided in your Grant Notice, provided that vesting will cease upon the termination of your Continuous Service.

2. NUMBER OF SHARES AND EXERCISE PRICE. The number of shares of Common Stock subject to your option and your exercise price per share referenced in your Grant Notice may be adjusted from time to time for Capitalization Adjustments.

3. EXERCISE PRIOR TO VESTING (“EARLY EXERCISE”). If permitted in your Grant Notice (i.e., the “Exercise Schedule” indicates that “Early Exercise” of your option is permitted) and subject to the provisions of your option, you may elect at any time that is both (i) during the period of your Continuous Service and (ii) during the term of your option, to exercise all or part of your option, including the nonvested portion of your option; provided, however, that:

(a) a partial exercise of your option shall be deemed to cover first vested shares of Common Stock and then the earliest vesting installment of unvested shares of Common Stock;

(b) any shares of Common Stock so purchased from installments that have not vested as of the date of exercise shall be subject to the purchase option in favor of the Company as described in the Company’s form of Early Exercise Stock Purchase Agreement;

(c) you shall enter into the Company’s form of Early Exercise Stock Purchase Agreement with a vesting schedule that will result in the same vesting as if no early exercise had occurred; and

(d) if your option is an Incentive Stock Option, then, to the extent that the aggregate Fair Market Value (determined at the time of grant) of the shares of Common Stock with respect to which your option plus all other Incentive Stock Options you hold are exercisable for the first time by you during any calendar year (under all plans of the Company) exceeds one hundred thousand dollars ($100,000), your option(s) or portions thereof that exceed such limit

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(according to the order in which they were granted) shall be treated as Nonstatutory Stock Options.

4. METHOD OF PAYMENT. Payment of the exercise price is due in full upon exercise of all or any part of your option. You may elect to make payment of the exercise price in cash or by check or in any other manner permitted by your Grant Notice, which may include one or more of the following:

(a) In the Company’s sole discretion at the time your option is exercised and provided that at the time of exercise the Common Stock is publicly traded and quoted regularly in The Wall Street Journal, pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of Common Stock, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds.

(b) Provided that at the time of exercise the Common Stock is publicly traded and quoted regularly in The Wall Street Journal, by delivery of already-owned shares of Common Stock either that you have held for the period required to avoid a charge to the Company’s reported earnings (generally six (6) months) or that you did not acquire, directly or indirectly from the Company, that are owned free and clear of any liens, claims, encumbrances or security interests, and that are valued at Fair Market Value on the date of exercise. “Delivery” for these purposes, in the sole discretion of the Company at the time you exercise your option, shall include delivery to the Company of your attestation of ownership of such shares of Common Stock in a form approved by the Company. Notwithstanding the foregoing, you may not exercise your option by tender to the Company of Common Stock to the extent such tender would violate the provisions of any law, regulation or agreement restricting the redemption of the Company’s stock.

5. WHOLE SHARES. You may exercise your option only for whole shares of Common Stock.

6. SECURITIES LAW COMPLIANCE. Notwithstanding anything to the contrary contained herein, you may not exercise your option unless the shares of Common Stock issuable upon such exercise are then registered under the Securities Act or, if such shares of Common Stock are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act. The exercise of your option also must comply with other applicable laws and regulations governing your option, and you may not exercise your option if the Company determines that such exercise would not be in material compliance with such laws and regulations.

7. TERM. You may not exercise your option before the commencement or after the expiration of its term. The term of your option commences on the Date of Grant and expires upon the earliest of the following:

(a) three (3) months after the termination of your Continuous Service for any reason other than your Disability or death, provided that if during any part of such three (3) month period your option is not exercisable solely because of the condition set forth in Section 6,

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your option shall not expire until the earlier of the Expiration Date or until it shall have been exercisable for an aggregate period of three (3) months after the termination of your Continuous Service;

(b) six (6) months after the termination of your Continuous Service due to your Disability;

(c) six (6) months after your death if you die either during your Continuous Service or within three (3) months after your Continuous Service terminates;

(d) the Expiration Date indicated in your Grant Notice; or

(e) the day before the tenth (10th) anniversary of the Date of Grant.

If your option is an Incentive Stock Option, note that to obtain the federal income tax advantages associated with an Incentive Stock Option, the Code requires that at all times beginning on the date of grant of your option and ending on the day three (3) months before the date of your option’s exercise, you must be an employee of the Company, except in the event of your death or your permanent and total disability, as defined in Section 22(e) of the Code (the definition of disability in Section 22(e) of the Code is different from the definition of the Disability under the Plan). The Company has provided for extended exercisability of your option under certain circumstances for your benefit but cannot guarantee that your option will necessarily be treated as an Incentive Stock Option if you continue to provide services to the Company as a consultant or director after your employment terminates or if you otherwise exercise your option more than three (3) months after the date your employment with the Company terminates.

8. EXERCISE.

(a) You may exercise the vested portion of your option (and the unvested portion of your option if your Grant Notice so permits) during its term by delivering a Notice of Exercise (in a form designated by the Company) together with the exercise price to the Secretary of the Company, or to such other person as the Company may designate, during regular business hours, together with such additional documents as the Company may then require.

(b) By exercising your option you agree that, as a condition to any exercise of your option, the Company may require you to enter into an arrangement providing for the payment by you to the Company of any tax withholding obligation of the Company arising by reason of (1) the exercise of your option, (2) the lapse of any substantial risk of forfeiture to which the shares of Common Stock are subject at the time of exercise, or (3) the disposition of shares of Common Stock acquired upon such exercise.

(c) If your option is an Incentive Stock Option, by exercising your option you agree that you will notify the Company in writing within fifteen (15) days after the date of any disposition of any of the shares of the Common Stock issued upon exercise of your option that occurs within two (2) years after the date of your option grant or within one (1) year after such shares of Common Stock are transferred upon exercise of your option.

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(d) By exercising your option you agree that you shall not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any shares of Common Stock or other securities of the Company held by you, for a period of time specified by the managing underwriter(s) (not to exceed one hundred eighty (180) days) following the effective date of a registration statement of the Company filed under the Securities Act (the “Lock Up Period”); provided, however, that nothing contained in this section shall prevent the exercise of a repurchase option, if any, in favor of the Company during the Lock Up Period. You further agree to execute and deliver such other agreements as may be reasonably requested by the Company and/or the underwriter(s) that are consistent with the foregoing or that are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to your shares of Common Stock until the end of such period. The underwriters of the Company’s stock are intended third party beneficiaries of this Section 8(d) and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

9. TRANSFERABILITY.

(a) If your option is an Incentive Stock Option, your option is not transferable, except by will or by the laws of descent and distribution, and is exercisable during your life only by you. Notwithstanding the foregoing, by delivering written notice to the Company, in a form satisfactory to the Company, you may designate a third party who, in the event of your death, shall thereafter be entitled to exercise your option.

(b) If your option is a Nonstatutory Stock Option, your option is not transferable, except (i) by will or by the laws of descent and distribution, (ii) with the prior written approval of the Company, by instrument to an inter vivos or testamentary trust, in a form accepted by the Company, in which the option is to be passed to beneficiaries upon the death of the trustor (settlor) and (iii) with the prior written approval of the Company, by gift, in a form accepted by the Company, to a permitted transferee under Rule 701 of the Securities Act.

10. RIGHT OF FIRST REFUSAL. Shares of Common Stock that you acquire upon exercise of your option are subject to any right of first refusal that may be described in the Company’s bylaws in effect at such time the Company elects to exercise its right; provided, however, that if your option is an Incentive Stock Option and the right of first refusal described in the Company’s bylaws in effect at the time the Company elects to exercise its right is more beneficial to you than the right of first refusal described in the Company’s bylaws on the Date of Grant, then the right of first refusal described in the Company’s bylaws on the Date of Grant shall apply. The Company’s right of first refusal shall expire on the Listing Date. For purposes of this Agreement, Listing Date shall mean the first date upon which any security of the Company is listed (or approved for listing) upon notice of issuance on a national securities exchange or on the National Market System of the Nasdaq Stock Market (or any successor to that entity).

11. RIGHT OF REPURCHASE. To the extent provided in the Company’s bylaws in effect at such time the Company elects to exercise its right, the Company shall have the right to

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repurchase all or any part of the shares of Common Stock you acquire pursuant to the exercise of your option.

12. OPTION NOT A SERVICE CONTRACT. Your option is not an employment or service contract, and nothing in your option shall be deemed to create in any way whatsoever any obligation on your part to continue in the employ of the Company, or of the Company to continue your employment. In addition, nothing in your option shall obligate the Company, its respective stockholders, Boards of Directors, officers or employees to continue any relationship that you might have as a director or consultant for the Company.

13. WITHHOLDING OBLIGATIONS.

(a) At the time you exercise your option, in whole or in part, or at any time thereafter as requested by the Company, you hereby authorize withholding from payroll and any other amounts payable to you, and otherwise agree to make adequate provision for (including by means of a “cashless exercise” pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board to the extent permitted by the Company), any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company, if any, which arise in connection with the exercise of your option.

(b) Upon your request and subject to approval by the Company, in its sole discretion, and compliance with any applicable legal conditions or restrictions, the Company may withhold from fully vested shares of Common Stock otherwise issuable to you upon the exercise of your option a number of whole shares of Common Stock having a Fair Market Value, determined by the Company as of the date of exercise, not in excess of the minimum amount of tax required to be withheld by law (or such lower amount as may be necessary to avoid variable award accounting). If the date of determination of any tax withholding obligation is deferred to a date later than the date of exercise of your option, share withholding pursuant to the preceding sentence shall not be permitted unless you make a proper and timely election under Section 83(b) of the Code, covering the aggregate number of shares of Common Stock acquired upon such exercise with respect to which such determination is otherwise deferred, to accelerate the determination of such tax withholding obligation to the date of exercise of your option. Notwithstanding the filing of such election, shares of Common Stock shall be withheld solely from fully vested shares of Common Stock determined as of the date of exercise of your option that are otherwise issuable to you upon such exercise. Any adverse consequences to you arising in connection with such share withholding procedure shall be your sole responsibility.

(c) You may not exercise your option unless the tax withholding obligations of the Company are satisfied. Accordingly, you may not be able to exercise your option when desired even though your option is vested, and the Company shall have no obligation to issue a certificate for such shares of Common Stock or release such shares of Common Stock from any escrow provided for herein unless such obligations are satisfied.

14. NOTICES. Any notices provided for in your option or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by mail by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company.

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15. GOVERNING PLAN DOCUMENT. Your option is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your option, and is further subject to all interpretations, amendments, rules and regulations, which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of your option and those of the Plan, the provisions of the Plan shall control.

Definitions.

(a) “Capitalization Adjustments” means a change made in the Common Stock subject to the option without receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating distribution, combination of shares, exchange of shares, change in corporation structure or other transaction not involving the receipt of consideration by the Company.

(b) “Continuous Service” means that the Participant’s service to the Company, whether as an employee, director or consultant, in not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company as an employee, consultant or director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company, shall not terminate a Participant’s Continuous Service. For example, a change in status from an employee of the Company to a consultant or to a director shall not constitute an interruption of Continuous Service. The Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave. Notwithstanding the foregoing, a leave of absence shall be treated as Continuous Service for purposes of vesting in the Option only to such extent as may be provided in the Company’s leave of absence policy or in the written terms of the Participant’s leave of absence.

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NOTICE OF EXERCISE

RACKABLE SYSTEMS, INC. 1933 Milmont Drive Milpitas, CA 95035	Date of Exercise:

Ladies and Gentlemen:

This constitutes notice under my stock option that I elect to purchase the number of shares for the price set forth below.

Type of option (check one):	Incentive ☐	Nonstatutory ☐

Stock option dated:

Number of shares as to which option is exercised:	_____________

Certificates to be issued in name of:	_____________

Total exercise price:	$____________

Cash payment delivered herewith:	$____________

By this exercise, I agree (i) to provide such additional documents as you may require and (ii) to provide for the payment by me to you (in the manner designated by you) of your withholding obligation, if any, relating to the exercise of this option.

I hereby make the following certifications and representations with respect to the number of shares of Common Stock of the Company listed above (the “Shares”), which are being acquired by me for my own account upon exercise of the Option as set forth above:

I acknowledge that the Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and are deemed to constitute “restricted securities” under Rule 701 and “control securities” under Rule 144 promulgated under the Securities Act. I warrant and represent to the Company that I have no present intention of distributing or selling said Shares, except as permitted under the Securities Act and any applicable state securities laws.

I further acknowledge that I will not be able to resell the Shares for at least ninety days (90) after the stock of the Company becomes publicly traded (i.e., subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934) under Rule 701 and that more restrictive conditions apply to affiliates of the Company under Rule 144.

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I further acknowledge that all certificates representing any of the Shares subject to the provisions of the Option shall have endorsed thereon appropriate legends reflecting the foregoing limitations, as well as any legends reflecting restrictions pursuant to the Company’s Certificate of Incorporation, Bylaws and/or applicable securities laws.

I further agree that, if required by the Company (or a representative of the underwriters) in connection with the first underwritten registration of the offering of any securities of the Company under the Securities Act, I will not sell or otherwise transfer or dispose of any shares of Common Stock or other securities of the Company during such period (not to exceed one hundred eighty (180) days) following the effective date of the registration statement of the Company filed under the Securities Act as may be requested by the Company or the representative of the underwriters. I further agree that the Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such period.

Very truly yours,

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